EXHIBIT 10.2

RESTRICTED STOCK AGREEMENT

                   This Agreement is made as of _______ , 200_, ("Grant Date") between GERBER SCIENTIFIC, INC. (the "Company") and _____________ ("Grantee"). This Agreement is made pursuant to the Gerber Scientific, Inc. 2003 Employee Stock Option Plan (the "Stock Plan"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Stock Plan.

                   WHEREAS, the Management Development and Compensation Committee of the Board of Directors of the Company (the "Committee"), which is responsible for administering the Stock Plan in accordance with Article 5 of the Stock Plan, has determined that Grantee be granted Restricted Shares; and

                   WHEREAS, the Committee wishes to increase Grantee's proprietary interest in the Company and encourage Grantee's continued employment with the Company or its Subsidiary.

                   NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

                   1. Grant. Pursuant to the terms of the Stock Plan and this Grant Agreement, the Committee has granted to Grantee ______ shares of the Company's Common Stock (the "Restricted Stock"), which shall be restricted in accordance with this Agreement.

                   2. Restriction Period. The shares of Restricted Stock granted to Grantee shall be restricted from the Grant Date until they vest (the "Restriction Period") as follows:

One-fourth of the Restricted Shares shall vest on ______

One-fourth of the Restricted Shares shall vest on ______

One-fourth of the Restricted Shares shall vest on ______

One-fourth of the Restricted Shares shall vest on ______

provided that vesting has not already been accelerated in accordance with Section 4 of this Agreement.

                   3. Forfeiture of Restricted Stock During Restriction Period. Should Grantee cease to be an Employee at any time during the Restriction Period, whether voluntarily or involuntarily, for any reason other than death, Permanent Disability or Retirement, all rights of Grantee to the Restricted Stock granted in accordance with this Agreement shall be forfeited and such Restricted Stock will be automatically reacquired by the Company and Grantee shall have no further interest in such Restricted Stock.

                   4. Termination of Restrictions in the Event of Death, Permanent Disability, or Retirement of Grantee or in the Event of a Change of Control. The restrictions on the Restricted Stock granted to Grantee in accordance with this Agreement shall terminate, and the Restricted Stock shall vest in Grantee (i) should Grantee cease to be an employee of the Company due to the death, Permanent Disability or Retirement of Grantee or (ii) upon a Change of Control.

                   5. Rights as Stockholder During the Restriction Period. During the Restriction Period, Grantee's Restricted Stock shall be held, physically and of record, by the Company or its nominee (at the Company's election Restricted Stock may be held in book entry form) for the benefit of Grantee. Grantee, as beneficial owner of the Restricted Stock, shall be entitled to any cash dividends paid on the Restricted Stock and shall be entitled to direct the voting of such Restricted Stock. Shares of Common Stock distributed as a dividend on the Restricted Stock, if any, shall be subject to the same restrictions as those imposed on the Restricted Stock and reflected in this Agreement.

                   6. Nontransferability of Restricted Stock. The Restricted Stock shall be non-transferable and non-assignable during the Restriction Period.

                   7. Payment of Taxes. Grantee understands, acknowledges and agrees that the value of the Restricted Stock is subject to state and federal income taxes and certain rules which require the Company to withhold amounts necessary to pay these taxes. Grantee hereby authorizes the Company to reduce the number of shares of Restricted Stock delivered to Grantee at the time the restrictions lapse by the number of shares of Restricted Stock required to satisfy the tax withholding requirements. Such shares of Restricted Stock shall be returned to the Company. Grantee's acknowledgement and acceptance of these tax withholding provisions are conditions precedent to the right of Grantee to receive the Restricted Stock under the Stock Plan and this Agreement.

                   8. Acknowledgment of Receipt. Grantee agrees to acknowledge receipt of the stock certificate or other evidence of ownership for the Restricted Stock upon lapse of the restrictions by delivering to the Company an Acknowledgement of Receipt substantially in the form of Exhibit A to this Agreement, if requested by the Company.

                   9. Section 83(b) Election. Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the purchase price paid for the shares of Restricted Stock and their Fair Market Value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the forfeiture of unvested shares as described above. Grantee may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. Grantee will have to make a tax payment to the extent the amount paid for the shares is less than the Fair Market Value of the shares of Restricted Stock on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by Grantee (in the event the Fair Market Value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

                   GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON GRANTEE'S BEHALF. GRANTEE IS RELYING SOLELY ON GRANTEE'S OWN ADVISORS IN DETERMINING WHETHER TO FILE ANY ELECTION UNDER SECTION 83(b) OF THE CODE.

                   Grantee agrees to give notice to the Company in accordance with Section 14 of this Agreement in the event that Grantee makes a Section 83(b) election.

                   10. Stock Plan Incorporated by Reference; Interpretations. The shares of Restricted Stock granted hereby are granted pursuant to the terms and conditions of the Stock Plan, all of which are incorporated herein by reference. Grantee hereby acknowledges receipt of a copy of the Stock Plan and agrees to be bound by all of the terms and provisions thereof. If there is any conflict between the provisions of the Stock Plan and this Agreement, the provisions of the Stock Plan shall control. The Committee is responsible for the administration of the Stock Plan and any interpretations, determinations or other actions made or taken by the Committee regarding the operation of the Stock Plan are final, binding and conclusive on the parties hereto. All rights under this Agreement shall be governed and construed in accordance with the internal laws (and not the laws relating to conflict of laws) of the State of Connecticut.

                   11. No Rights to Continued Employment. The grant hereby of the Restricted Stock to Grantee does not confer upon Grantee any right with respect to continued employment by the Company, nor does this grant interfere in any way with the right of the Company, or the right of Grantee, to terminate Grantee's employment with the Company at any time.

                   12. Investment Representation. Grantee represents and warrants that the Common Stock to be acquired hereby is being acquired for investment and not with a view toward resale or with a view to distribution thereof and that Grantee will comply with such restrictions as may be necessary to satisfy the requirements of federal or state securities law. Upon demand by the Committee, Grantee (or Grantee's beneficiary, guardian, or legal representative) shall deliver to the Committee the representation contained above at the time the restrictions on the Restricted Stock lapse. The making of this representation is a condition precedent to the right of Grantee to receive Common Stock under this Agreement.

                   13. Compliance with Laws. The obligation of the Company to deliver Common Stock hereunder is subject to all applicable federal and state laws, rules, and regulations and to such approvals as may be required by any government or regulatory agency. The Company shall not be required to issue or deliver any certificates or other evidence of ownership for Common Stock granted in accordance with this Agreement prior to (a) the obtaining of any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (b) the listing of such Common Stock on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or qualification of such Common Stock under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

                   14. Notices. Any notice hereunder to the Committee or the Company shall be addressed to it at the Company's office, 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Executive Vice President and CFO. Any notice hereunder to Grantee shall be addressed to Grantee at his or her office at the Company or Subsidiary. Any party shall have the right to designate at any time hereafter in writing some other address for notice.

                   15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GERBER SCIENTIFIC, INC.

____________________________________

By:

Name:

Title:

GRANTEE

____________________________________

Name

EXHIBIT A

ACKNOWLEDGMENT OF RECEIPT

Receipt is hereby acknowledged of the delivery to me on _________________ of stock certificate(s) for ________ shares of Common Stock of Gerber Scientific, Inc., which shares represent Restricted Stock granted to me by the Company on , 200 . I acknowledge and agree, in accordance with the terms of the Grant Agreement, that the balance of _______ Restricted Stock has been retained by the Company and used to satisfy the tax withholding obligations applicable to the value of the Restricted Stock granted to me.

___________________________

Name:

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name:

Address:

Social Security No.:

2. Description of property with respect to which the election is being made:

____________ shares of common stock of Gerber Scientific, Inc., a Connecticut corporation, (the "Company").

3. The date on which the property was transferred is _________ ___, 20__.

4. The taxable year to which this election relates is calendar year 20__.

5. Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $_________.

7. The amount paid by taxpayer for the property was $___________.

8. A copy of this statement has been furnished to the Company.

Dated: ____________, 20__

____________________ Taxpayer's Signature
___________________ Taxpayer's Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

                  1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

                  2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

                  3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.